EXHIBIT 10.31

SECOND AMENDMENT TO THE
SANMINA CORPORATION
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

This SECOND AMENDMENT to the Sanmina Corporation Deferred Compensation Plan for Outside Directors (the “Plan”) is made this 12th day of August, 2015 by the Deferred Compensation Plans Committee (the “Committee”).

Pursuant to its authority under Plan Section 8.1, the Committee desires to freeze contributions under the Plan.

NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective January 1, 2015, as follows:

1. By adding the following to the end of Article I.

Effective January 1, 2015, the Plan was amended to freeze deferrals.

2. Section 3.4 of the Plan shall be amended by adding the following new subsection (d):

(d)     Contributions Frozen. Notwithstanding any other provision in the Plan to the contrary, accruals under the Plan shall be frozen effective January 1, 2015 such that no Deferral Commitment shall apply with respect to Compensation earned after 2015, and no Deferred Compensation shall be credited to an Account after 2015.
IN WITNESS WHEREOF, this Second Amendment was adopted as of the date first written above.

DEFERRED COMPENSATION PLANS COMMITTEE

By: /s/ Brian P. Casey

Title: SVP and Treasurer, Committee Chair

1728801.1